Exhibit 5.1

333 West Wolf Point Plaza Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200

November 17, 2025
GoHealth, Inc.
222 W Merchandise Mart Plaza, Suite 1750
Chicago, IL 60654

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We are issuing this opinion letter in our capacity as special legal counsel to GoHealth, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on November 17, 2025 under the Securities Act of 1933, as amended (the “Act”), by the Company.
The Registration Statement relates to the resale, from time to time, by the selling stockholders named in the prospectus contained in the Registration Statement (the “Selling Stockholders”) of up to 4,766,219 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”).
In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the Registration Statement and (iii) the Registration Statement and the exhibits thereto.
For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Company) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Company). We have not independently established or verified any facts relevant to the opinions

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GoHealth, Inc. November 17, 2025 Page 2

expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
This opinion is limited in all respects to the General Corporation Law of the State of Delaware. We express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion as to any other law or matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof, and we expressly disclaim any obligation to update or supplement this letter or advise you of any change in any matter after the date hereof.
We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

Sincerely, /s/ Kirkland & Ellis LLP KIRKLAND & ELLIS LLP